UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2024

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2024, Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (formerly known as ATS Consolidated, Inc.), American Traffic Solutions, Inc., and LaserCraft, Inc. (collectively, the “Borrowers”), as well as American Traffic Solutions Consolidated, L.L.C., ATS Processing Services, L.L.C., Auto Tag of America LLC, Auto Titles of America LLC, Highway Toll Administration, LLC, Verra Mobility Electrical Enterprises, Inc., Mulvihill ICS, Inc., PlatePass, L.L.C., Sunshine State Tag Agency LLC, Redflex Traffic Systems, Inc., T2 Systems Parent Corporation, T2 Holding Corp., T2 Systems, Inc., American Traffic Solutions, L.L.C., and Citation Collection Services LLC (collectively, the “Subsidiary Guarantors”), each a wholly‑owned subsidiary of Verra Mobility Corporation (the “Company”), entered into Amendment No. 3 (the “Amendment”) to the Amended and Restated First Lien Term Loan Credit Agreement dated as of March 26, 2021 (as amended, the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

Pursuant to the terms of the Amendment, the Borrowers consummated a permitted refinancing of the entire outstanding amount under the Credit Agreement and incurred new Term B-2 Loans (the “New Term Loans”) in the aggregate principal amount of $704.6 million. The proceeds from the New Term Loans were used in their entirety to prepay in full the then outstanding principal amount of the existing term loan under the Credit Agreement. In connection with the refinancing, the interest rate on the approximately $704.6 million outstanding balance of the New Term Loans was reduced by 50 basis points to SOFR + 2.75% from SOFR + 3.25% with the SOFR floor unchanged at 0.00%. In addition, the credit spread adjustment, which was priced at 0.115% was also eliminated, resulting in a total savings of 61.5 basis points. The New Term Loans will be subject to a prepayment premium of 1.00% of the principal amount repaid for any voluntary prepayment or mandatory prepayment with proceeds of debt that has a lower effective yield than the New Term Loans or any amendment to the New Term Loans that reduces the interest rate thereon, in each case, to the extent occurring within six months of the effective date of the Amendment. The maturity date for the Credit Agreement remains March 26, 2028, and no changes were made to the financial covenants or other debt repayment terms.

The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 8.01 Other Events.

PlusPass Business Arrangement

On February 8, 2024, the Company and PlusPass, Inc., a Texas-based company that offers an application-based mobile tolling product (“PlusPass”), entered into a confidential business arrangement (the “Business Arrangement”) pursuant to which the Company will pay PlusPass $31.5 million (the “Payment Amount”) to (i) acquire certain assets from PlusPass and (ii) fully and finally resolve the previously disclosed litigation in the United States District Court, Central District of California. Prior developments in the PlusPass litigation are discussed in the Company’s previously filed annual reports on Form 10-K and quarterly reports on Form 10-Q.

The Company expects to pay the Payment Amount from existing cash and cash equivalents, and to record the Payment Amount for the quarter ending March 31, 2024. The Company accrued $31.5 million for this matter at December 31, 2023, which is expected to be presented within selling, general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the resolution of the PlusPass litigation, the final terms of such resolution, and the expected accounting treatment for the Payment Amount. Factors that could cause or contribute to these differences include the risks and uncertainties found in the Company’s filings with the U.S. Securities and Exchange Commission, including in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this Form 8-K. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1

Amendment No. 3 to Amended and Restated First Lien Term Loan Credit Agreement, dated as of February 8, 2024, by and among Greenlight Acquisition Corporation, VM Consolidated, Inc. (formerly known as ATS Consolidated, Inc.), American Traffic Solutions, Inc., and LaserCraft, Inc., American Traffic Solutions Consolidated, L.L.C., ATS Processing Services, L.L.C., Auto Tag of America LLC, Auto Titles of America LLC, Highway Toll Administration, LLC, Verra Mobility Electrical Enterprises, Inc., Mulvihill ICS, Inc., PlatePass, L.L.C., Sunshine State Tag Agency LLC, Redflex Traffic Systems, Inc., T2 Systems Parent Corporation, T2 Holding Corp., T2 Systems, Inc., American Traffic Solutions, L.L.C., Citation Collection Services LLC, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer